Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Jesse E. Morris, CFO and COO, jmorris@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

Main Street Announces Preliminary Estimate of Third Quarter 2022 Operating Results

HOUSTON – October 18, 2022 – Main Street Capital Corporation (NYSE: MAIN) (“Main Street” or the “Company”) is pleased to announce its preliminary operating results for the third quarter of 2022.
Preliminary Estimates of Third Quarter 2022 Results
In commenting on the Company’s operating results for the third quarter of 2022, Dwayne L. Hyzak, Main Street’s Chief Executive Officer, stated, “We are very pleased with our third quarter results which include new quarterly records for net investment income per share and distributable net investment income per share. These results include positive contributions from each of our core strategies, demonstrating the continued strength of our overall platform, the benefits of our differentiated and diversified investment strategies and the quality of our portfolio companies. We also continue to maintain an attractive pipeline of investment opportunities across both our lower middle market and private loan investment strategies. As a result of our strong performance, distributable net investment income for the third quarter exceeded our regularly monthly dividends paid by over 25%.”
Main Street’s preliminary estimate of third quarter 2022 net investment income (“NII”) is $0.82 to $0.84 per share. Main Street’s preliminary estimate of third quarter 2022 distributable net investment income (“DNII”), which is NII before non-cash compensation expense, is $0.87 to $0.89 per share.(1)
Main Street’s preliminary estimate of net asset value (“NAV”) per share as of September 30, 2022 is $25.92 to $25.97, representing an increase of approximately $0.55 to $0.60 per share, or 2.2% to 2.4%, from the NAV per share of $25.37 as of June 30, 2022, with this increase after the impact of the supplemental dividend paid in September 2022 of $0.10 per share. The estimated increase in NAV per share is primarily due to the record estimated NII described above in excess of the regular monthly dividends of $0.645 per share and supplemental dividend of $0.10 per share paid in the third quarter, the accretive impact from equity issuances during the quarter and net realized gains from our investment portfolio, partially offset by the impact of net unrealized depreciation from our investment portfolio.
Investment Portfolio Activity
The Company’s third quarter of 2022 operating activities include the following investment activity in its LMM, private loan and middle market investment strategies:
•$111.5 million in total LMM portfolio investments, which after aggregate repayments of debt principal and return of invested equity capital from several LMM portfolio investments, resulted in a net increase of $84.5 million in the cost basis of our LMM investment portfolio;
•a net increase of $174.3 million in the cost basis of our private loan investment portfolio; and
•a net decrease of $1.1 million in the cost basis of our middle market investment portfolio.

ABOUT MAIN STREET CAPITAL CORPORATION
Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market investment strategy. Main Street’s lower middle market companies generally have annual revenues between $10 million and $150 million. Main Street’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.
Main Street, through its wholly owned portfolio company MSC Adviser I, LLC (“MSC Adviser”), also maintains an asset management business through which it manages investments for external parties. MSC Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

FORWARD-LOOKING STATEMENTS AND OTHER MATTERS
Main Street cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to the preliminary estimates of third quarter 2022 financial information and results, are based on current conditions and information available to Main Street as of the date hereof. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, Main Street can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation, such factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors” included in Main Street’s filings with the Securities and Exchange Commission (www.sec.gov) (the “SEC”). Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.
The preliminary estimates of third quarter 2022 financial information and results furnished above are based on Main Street management’s preliminary determinations and current expectations, and such information is inherently uncertain. The preliminary estimates are subject to completion of Main Street’s customary quarter-end closing and review procedures and third-party review, including the determination of the fair value of Main Street’s portfolio investments. As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during Main Street’s quarter-end closing and review procedures and third-party review, and Main Street’s reported information in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 may differ from this information, and any such differences may be material. In addition, the information furnished above does not include all of the information regarding Main Street’s financial condition and results of operations for the quarter ended September 30, 2022 that may be important to readers. As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of Main Street’s full third quarter 2022 results when such results are disclosed by Main Street in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. The information furnished in this press release is based on current Main Street management expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information.
Main Street has an existing effective shelf registration statement on Form N-2 on file with the SEC relating to the offer and sale from time to time of its securities. Investors are advised to carefully consider the investment objective, risks and charges and expenses of Main Street before investing in any of Main Street’s securities. The prospectus included in the shelf registration statement, together with any related prospectus supplement, contain this and other information about Main Street and should be read carefully before investing. A copy of the prospectus and any related prospectus supplement may be obtained by contacting Main Street.

(1)Distributable net investment income is net investment income as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP, excluding the impact of non-cash compensation expense, which includes both share-based compensation expense and deferred compensation expense or benefit. Main Street believes presenting distributable net investment income per share is useful and appropriate supplemental disclosure for analyzing its financial performance, since share-based compensation does not require settlement in cash and deferred compensation expense or benefit does not result in a net cash impact to Main Street upon settlement. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, distributable net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street’s financial performance. In order to reconcile estimated distributable net investment income per share to estimated net investment income per share in accordance with U.S. GAAP for the third quarter of 2022, $0.04 to $0.05 per share of estimated non-cash compensation expense is added back to calculate estimated distributable net investment income per share.